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                                                                    Exhibit 99.1


                                  [ALTERA LOGO]


                                 Business Update

                                  June 3, 2003

      - Based on quarter-to-date results, management is refining its revenue guidance for the June quarter. Management now expects that June quarter revenues will be 3 - 4% above the March quarter. Prior guidance was for 1 - 4% growth.

      - Demand for the company's newest products, the Stratix(TM), Stratix GX, and Cyclone(TM) families, all manufactured on 0.13-micron process geometries, continues to expand. 200,000 units of these advanced products have been delivered to customers and distributors, further extending Altera's leadership at this advanced process node. More than 700 customers have taken delivery of Cyclone family devices demonstrating extremely rapid acceptance of this product family targeting emerging high-volume PLD applications.

This business update is presented to help investors understand the general nature of Altera's business. This business update contains forward-looking statements about expected revenue growth which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements are subject to many uncertainties and risks related to the company's operations and business environment. The risks that the company faces may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements. These risks are discussed further in the company's SEC filings which are available from the company without charge.